     As filed with the Securities and Exchange Commission, via EDGAR, on
                               September 4, 1998
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                    ----------------------------------------

                                   FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          OPINION RESEARCH CORPORATION
       -----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                       Delaware                                                22-3118960
------------------------------------------------------------------  ------------------------------
        (State of incorporation or organization)                             (IRS Employer
                                                                           Identification  No.)

              23 Orchard Road, Skillman, NJ                                     08558
------------------------------------------------------------------  ------------------------------
        (Address of principal executive offices)                              (Zip Code)

     If this form relates to the registration of a class of         If this form relates to the
      securities pursuant to Section 12(b) of the Exchange Act      registration of a class of
      and and is effective pursuant to General Instruction A.(c),   securities pursuant to Section
      please check the following                                    12(g) of the Exchange Act and
     box. /   /                                                     is effective pursuant to
                                                                    General Instruction A.(d)
                                                                    please check the following
                                                                    box. / x /


Securities Act registration statement file number to which this  form relates: _____________
                                                                              (If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

                                                                    Name of Each Exchange on
          Title of Each Class                                       Which Each Class is to be
          to be so Registered                                       Registered
          -------------------                                       -------------------------

           None
           ---------------

Securities to be registered pursuant to Section 12(g) of the Act:




                        Preferred Stock Purchase Rights
------------------------------------------------------------------------
                                (Title of Class)

ITEM 1.  DESCRIPTION OF SECURITIES TO BE REGISTERED.

     On July 27, 1998, the Board of Directors of Opinion Research Corporation (the "Company") approved an Amendment to Rights Agreement by and between the Company and StockTrans, Incorporated, as Rights Agent, amending the Rights Agreement dated December 13, 1996 (the "Amendment"). The Rights were previously registered on Form 8-A on September 27, 1996. The Amendment was executed by the parties on August 28, 1998.

     A complete copy of the Amendment is attached hereto as Exhibit 1 and is incorporated herein by reference. A copy of the Rights Agreement, dated as of September 13, 1996, by and between the Company and StockTrans, Incorporated, as Rights Agent, is incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission via EDGAR on September 27, 1996.


ITEM 2.  EXHIBITS.

     Number              Exhibit
     ------              -------

        1 Amendment to Rights Agreement, dated August 28, 1998, by and between the Company and StockTrans, Incorporated, as Rights Agent.

                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      OPINION RESEARCH CORPORATION



 Dated:  September 3, 1998            By:    /s/  John F. Short
                                           ---------------------------------
                                           Name:  John F. Short
                                           Title:     President

                               INDEX OF EXHIBITS



Number              Exhibit
------              -------

   1 Amendment to Rights Agreement, dated August 28, 1998, by and between the Company and StockTrans, Incorporated, as Rights Agent.